SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05.	Costs Associated with Exit or Disposal Activities

During the second quarter ended June 30, 2017, FTI Consulting, Inc. (the “Company” or “FTI Consulting”) continued to evaluate components of its workforce and related expenses, to ensure investment is better aligned with external market demands and reduce overhead costs by streamlining certain infrastructure functions. This process resulted in the Company terminating approximately 4% of the Company’s more than 4,700 employees and closing or vacating leased space in several small international offices during the quarter. All affected employees were notified by June 30, 2017, and will be released subject to defined notice periods.

The Company estimates that the termination costs associated with these personnel reductions will be approximately $16.0 million, and other costs will be approximately $2.0 million, which include costs related to closing or vacating leased space in several small international offices. The combined pre-tax income charge of approximately $18.0 million will be recorded in the second quarter of 2017, all of which is estimated to be cash.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management, including, without limitation, statements related to the estimated charges for the reduction in personnel, certain office closures and related overhead, including related estimated cash expenditures, and the timing for the completion of the reduction in personnel and related expenses. All statements other than statements of historical fact included in this Current Report on Form 8-K, in particular identified by words such as “approximately,” “estimates,” “ensures,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions, constitute forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and estimates are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will result or be achieved or that actual results will not differ from estimates or expectations. Other factors that could cause such differences include adverse financial and general economic conditions, FTI Consulting’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of clients, the timing and collection of revenue, and other risks described under the heading “Item 1A. Risk Factors” in FTI Consulting’s most recent Form 10-K and in FTI Consulting’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 7, 2017	By:	/S/ CURTIS LU
Curtis Lu
General Counsel

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